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                                   EXHIBIT 9


June 17, 1996


Sanifill, Inc.
2777 Allen Parkway, Suite 700
Houston, Texas 77019

Attention:  H. Steven Walton
            Vice President-Governmental Affairs
            General Counsel & Secretary

Gentlemen:

     USA Waste Services, Inc. (the "Protected Party") is prepared to furnish Sanifill, Inc. (the "Recipient") with information relating to the Protected Party (including information relating to its business and operations, capital structure and other non-public information) in connection with a proposed transaction between the Protected Party and the Recipient (the "Transaction"), which information is confidential or otherwise generally not available to the public (whether furnished before or after the date hereof, and regardless of the manner in which it is furnished or whether it is specifically identified as confidential, together with all analyses, compilations, studies or other documents that Recipient or its Representatives (as defined below) might prepare that contain or otherwise reflect such information, the "Confidential Information"). The term "Confidential Information" shall not include any such information (a) as may become generally available to the public other than as a result of a permitted disclosure by Recipient or its Representatives (as defined below), (b) known to Recipient on a non-confidential basis at the time of disclosure by or acquired from a source other than the Protected Party that was not prohibited from making disclosure or (c) subject to paragraph 4 below, required to be disclosed in order to comply with any applicable law, order, regulation or ruling. Recipient has prepared and delivered to the Protected Party, and the Protected Party will execute and adopt concurrent herewith as a condition to the effectiveness of this letter, a letter substantially identical to this letter providing for the same rights and conditions relating to the provision of information by Recipient to the Protected Party in connection with the Transaction.

     As a condition to furnishing the Confidential Information to Recipient, Recipient agrees as follows:
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Sanifill, Inc.
June 17, 1996
Page 2

1. Unless otherwise agreed to in advance in writing by the Protected Party, Recipient agrees (a) except as required by judicial, administrative or governmental proceedings, to keep all Confidential Information confidential and not to disclose or reveal any Confidential Information to any entity or person other than Recipient's employees, representatives, lenders or counsel, or affiliates, their employees, representatives, lenders or counsel (collectively, "Representatives") who are actively and directly participating on Recipient's behalf in connection with the proposed Transaction, or who otherwise need to know the Confidential Information for Recipient's work in connection with the proposed Transaction (and to be responsible for those persons' observing the terms of this agreement) and
    (b) not to use any Confidential Information for any purpose other than in connection with the evaluation, negotiation and consummation of the proposed Transaction.

    Without the prior written consent of the other party, except to the extent required by law or by applicable rules of the New York Stock Exchange in order to prevent delisting or prolonged suspension of trading of the securities of the disclosing party under such rules or permitted by this agreement, neither party nor its Representatives will disclose to any other person the fact that discussions or negotiations are taking place concerning a possible Transaction, or any of the terms, conditions or other facts with respect to any such possible Transaction, including the status thereof.

    The Confidential Information that is written, except for that portion that may be found in analyses, compilations, studies or other documents prepared by or for Recipient, will be returned to the Protected Party immediately upon the Protected Party's request and no copies shall be retained by Recipient or Recipient's Representatives. That portion of the Confidential Information that is found in analyses, compilations, studies or other documents prepared by or for Recipient, the Confidential Information that is oral and the Confidential Information that is not so requested or returned will be held by Recipient and kept subject to the terms of this agreement, or destroyed.

2. Recipient understands that the Protected Party has endeavored to include in the information Recipient has been furnished materials which it believes to be reliable and relevant for the purpose of Recipient's evaluation, that the Protected Party does not make any representation or warranty as to the accuracy or completeness of any information which is so provided, and neither the Protected Party nor any officer, director or Representative of the Protected Party shall have any liability to Recipient or its Representatives resulting from the use of such information by Recipient or its Representatives. For purposes of this paragraph 2, "information" is deemed to include all
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Sanifill, Inc.
June 17, 1996
Page 3

    information furnished to Recipient. Only those representations or warranties that are made to Recipient in a definitive acquisition agreement when, as, and if it is executed, and subject to such limitations and restrictions as may be specified in such acquisition agreement, will have any legal effect.

3. Recipient hereby acknowledges to the Protected Party that it is aware, and that it will advise its Representatives, that the Confidential Information may contain material, non-public information and that the United States securities laws restrict any person who has received any material, non-public information regarding an issuer from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

4. In the event Recipient or any of its Representatives should be required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process or by any other applicable law or regulation) to disclose any Confidential Information, Recipient agrees that it will provide the Protected Party with prompt notice of such request or requirement (in any event, within three (3) business days after learning of such request or requirement) so that the Protected Party may seek an appropriate protective order or other appropriate remedy and/or waive Recipient's or its Representatives' compliance with the provisions of this agreement.

5. Recipient hereby acknowledges that the Confidential Information is being provided to Recipient in consideration of its agreement that for a period of two (2) years from the date hereof neither Recipient nor any of its affiliates (as defined in Rule 12b-2 of the Securities Act of 1934, as amended (the "Exchange Act")) will (and Recipient and its affiliates will not solicit, assist or encourage others to), directly or indirectly, unless the Protected Party or the Protected Party's Board of Directors consents thereto in writing in advance, (i) acquire, offer to acquire or agree to acquire, directly or indirectly, by purchase, gift or otherwise, beneficial ownership of any Voting Security (as defined below), if after such acquisition the undersigned (together with its affiliates) would hold or "beneficially own" (as defined in Rule 13d-3 under the Exchange Act), in the aggregate, securities of the Protected Party (including common stock of the Protected Party) having the power to vote for the election of directors of the Protected Party (or rights, options or warrants to acquire such voting securities or any securities convertible into or exchangeable for such voting securities) (collectively, "Voting Securities") representing more than 1% of the outstanding voting power (determined by the aggregate number of votes that may be cast) of the Protected Party's Voting Securities; (ii) solicit, or
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June 17, 1996
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    encourage any other entity or person to solicit, proxies with respect to
    Voting Securities of the Protected Party, or become a "participant" or otherwise engage in any "solicitation" of "proxies" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to the election of directors of the Protected Party in opposition to the nominees recommended by the Board of Directors of the Protected Party or otherwise for the purpose of acquiring control of the management of the Protected Party, or communicate with or seek to advise or influence any entity or person with respect to the voting of any Voting Securities; (iii) make any public proposals to the Protected Party or any of its directors, officers or security holders concerning a merger, consolidation or acquisition of the Protected Party or an acquisition of all or substantially all the assets of the Protected Party, or any acquisition, disposition, restructuring, recapitalization or similar transaction with respect to the Protected Party or any subsidiary thereof or take any action which would require the Protected Party to make a public announcement regarding the possibility of such a transaction with Recipient or any of its affiliates; (iv) otherwise join or form a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of any Voting Securities or encourage, advise or, for the purpose of circumventing or avoiding any of the provisions of this agreement, assist any person or entity to do any of the foregoing; or (v) request that the Protected Party's Board of Directors waive any provision of this paragraph; provided, however, that the provisions of this paragraph 5 shall lapse and be of no force and effect if (x) a tender or exchange is commenced by a third party (other than a third party who is an affiliate of, or acting in concert with, Recipient) for 20% or more of the outstanding shares of Protected Party's common stock,
    (y) a third party (including any "group" within the meaning of Section 13d-3 of the Exchange Act) (other than a third party who is an affiliate of, or acting in concert with, Recipient) acquires, after the date of this agreement, beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 20% of the outstanding shares of Protected Party's common stock, or (z) Protected Party agrees (whether by definitive agreement or letter of intent) to a merger, consolidation or other acquisition of the Protected Party or an acquisition of all or substantially all the assets of the Protected Party.

6. Recipient hereby acknowledges that the Protected Party would not have an adequate remedy at law for money damages in the event that this agreement were not performed in accordance with its terms and, therefore, agrees that the Protected Party shall be entitled to specific performance of the terms hereof in addition to any other remedy to which it may be entitled at law or in equity; except that in no event shall a party hereto be liable for punitive, special or indirect damages.
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Sanifill, Inc.
June 17, 1996
Page 5

7. Each party understands and agrees that no contract or agreement providing for a Transaction shall be deemed to exist between the Recipient and the Protected Party unless and until a definitive acquisition agreement has been executed and delivered, and each party hereby waives, in advance, any claims (including, without limitation, breach of contract) in connection with any such Transaction unless and until the parties have entered into a definitive acquisition agreement.

8. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

9. This Agreement may not be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against which the enforcement of such change, waiver, discharge or termination is sought.

10. This Agreement shall automatically terminate on the date two (2) years from the date of this letter, except that such termination shall not affect any rights or remedies of either party arising out of prior breaches of this agreement by the other party, provided that legal action to enforce such rights or remedies is commenced within two (2) years of such breach and except that paragraphs 2, 3, 7, 8, 9 and 10 above shall survive such termination.

     If the foregoing is in accordance with Recipient's understanding, please sign a copy of this letter and return it to the Protected Party, whereupon this letter shall constitute a binding agreement between the Protected Party and Recipient.

Very truly yours,

USA Waste Services, Inc.



By:     /s/   GREGORY T. SANGALIS
     ---------------------------------
              Gregory T. Sangalis
              Vice President,
              General Counsel & Secretary
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Sanifill, Inc.
June 17, 1996
Page 6

AGREED AND ACCEPTED this 17th day of June, 1996.

Sanifill, Inc.

By:     /s/    H. STEVEN WALTON
     --------------------------------
               H. Steven Walton
               Vice President-Government Affairs,
               General Counsel & Secretary